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                                                                     EXHIBIT 2.1

                                STOCK ACQUISITION

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            IXC COMMUNICATIONS, INC.,

                            IXC LONG DISTANCE, INC.,

                            PISCES ACQUISITION CORP.,

                                       AND

                           NETWORK LONG DISTANCE, INC.


                                DECEMBER 19, 1997


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                                TABLE OF CONTENTS
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ARTICLE I

         THE MERGER............................................................1
         Section 1.1       The Merger..........................................1
         Section 1.2       Effective Time......................................2
         Section 1.3       Effects of the Merger...............................2
         Section 1.4       Certificate  of Incorporation and Bylaws............2
         Section 1.5       Officers and Directors..............................2
         Section 1.6       Further Actions.....................................2

ARTICLE II

         CONVERSION AND EXCHANGE OF SHARES, CLOSING............................2
         Section 2.1       Conversion and Exchange of Shares...................2
         Section 2.2       Surrender of Shares.................................3
         Section 2.3       Stock Transfer Books................................4
         Section 2.4       Date, Time and Place of Closing.....................4
         Section 2.5       Deliveries by Network at Closing....................4
         Section 2.6       Deliveries by IXC at Closing........................5

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF NETWORK.............................6
         Section 3.1       Corporate Existence.................................6
         Section 3.2       Subsidiaries........................................6
         Section 3.3       Corporate Power and Authority.......................6
         Section 3.4       Capitalization......................................6
         Section 3.5       Binding Effect......................................6
         Section 3.6       Execution and Delivery Permitted....................7
         Section 3.7       Reports and Financial Statements....................7
         Section 3.8       Absence of Certain Changes..........................8
         Section 3.9       No Undisclosed Liabilities.........................10
         Section 3.10      RESERVED...........................................10
         Section 3.11      Benefit Plans; ERISA...............................10
         Section 3.12      Litigation.........................................12
         Section 3.13      Compliance with Laws...............................12
         Section 3.14      Taxes..............................................13
         Section 3.15      Banks..............................................14
         Section 3.16      Contracts..........................................14
         Section 3.17      Titles, Real Property Matters......................15
         Section 3.18      Environmental Matters..............................15
         Section 3.19      Broker's Fees......................................16
         Section 3.20      Labor Matters......................................16
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         Section 3.21      Conflicts of Interest..............................16
         Section 3.22      Insurance Coverage.................................17
         Section 3.23      RESERVED...........................................17
         Section 3.24      Correct Records....................................17
         Section 3.25      Vote Required......................................17
         Section 3.26      Accounting Matters.................................17
         Section 3.27      Registration Statement and Proxy Statement.........17
         Section 3.28      Opinion of Financial Advisor.......................18
         Section 3.29      Letters of Agency..................................18
         Section 3.30      Permits............................................18
         Section 3.31      Section 203 Not Applicable.........................18
         Section 3.32      Disclaimer.........................................18
         Section 3.33      Due Diligence Investigation........................19
         Section 3.34      Form of Warrant....................................19

ARTICLE IV

         COVENANTS OF NETWORK.................................................19
         Section 4.1       Maintenance of Business............................19
         Section 4.2       Negative Covenants.................................20
         Section 4.3       Organization, Goodwill.............................21
         Section 4.4       RESERVED.  ........................................21
         Section 4.5       Corporate Action...................................21
         Section 4.6       Third Party Consents...............................21
         Section 4.7       Securities Laws....................................22
         Section 4.8       Communications Laws................................22
         Section 4.9       Notice of Proceedings..............................22
         Section 4.10      Confidentiality....................................22
         Section 4.11      RESERVED...........................................23
         Section 4.12      Adverse Events.....................................23
         Section 4.13      Shareholders' Approval.............................23
         Section 4.14      Rule 145 Affiliates................................24
         Section 4.15      Tax Returns........................................24
         Section 4.16      No Solicitation....................................24

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF IXC, IXC LONG DISTANCE
         AND ACQUISITION......................................................24
         Section 5.1       Corporate Existence................................24
         Section 5.2       Corporate Power and Authority......................25
         Section 5.3       Capitalization.....................................25
         Section 5.4       Binding Effect.....................................25
         Section 5.5       Execution and Delivery Permitted...................25
         Section 5.6       Reports and Financial Statements...................26
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         Section 5.7       Absence of Certain Changes.........................27
         Section 5.8       No Undisclosed Liabilities.........................27
         Section 5.9       RESERVED...........................................27
         Section 5.10      Benefit Plans; ERISA...............................28
         Section 5.11      Litigation.........................................29
         Section 5.12      Compliance with Laws...............................29
         Section 5.13      Tax Returns........................................30
         Section 5.14      Environmental Matters..............................30
         Section 5.15      RESERVED. .........................................30
         Section 5.16      Labor Matters......................................31
         Section 5.17      RESERVED...........................................31
         Section 5.18      RESERVED...........................................31
         Section 5.19      Correct Records....................................31
         Section 5.20      Vote Required......................................31
         Section 5.21      Accounting Matters.................................31
         Section 5.22      Registration Statement and Proxy Statement.........31
         Section 5.23      RESERVED...........................................31
         Section 5.24      Disclaimer.........................................31
         Section 5.25      Due Diligence Investigation........................32

ARTICLE VI

         COVENANTS OF IXC.....................................................32
         Section 6.1       Maintenance of Business............................32
         Section 6.2       Negative Covenants.................................32
         Section 6.3       RESERVED...........................................33
         Section 6.4       RESERVED...........................................33
         Section 6.5       Corporate Action...................................33
         Section 6.6       Third Party Consents...............................33
         Section 6.7       Securities Laws....................................34
         Section 6.8       Communications Laws................................34
         Section 6.9       Notice of Proceedings..............................34
         Section 6.10      Confidentiality....................................34
         Section 6.11      RESERVED...........................................35
         Section 6.12      RESERVED...........................................35
         Section 6.13      Adverse Events.....................................35
         Section 6.14      RESERVED...........................................35
         Section 6.15      Issuance of Shares.................................35

ARTICLE VII

         ADDITIONAL AGREEMENTS................................................35
         Section 7.1       Applications to Commissions........................35
         Section 7.2       Joint Proxy Statement and Registration Statement...36
         Section 7.3       HSR Filings........................................37
         Section 7.4       Expenses...........................................37
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ARTICLE VIII

         CONDITIONS TO CLOSING...............................................37
         Section 8.1       IXC, IXC Long Distance and Acquisition
                           Conditions to Closing.............................37
         Section 8.2       Network Conditions to Closing.....................38
         Section 8.3       Mutual Conditions to Obligations of Network
                             and IXC.........................................39

ARTICLE IX

         MISCELLANEOUS.......................................................40
         Section 9.1       Survival..........................................40
         Section 9.2       Termination of Agreement; Termination Fee.........40
         Section 9.3       Effect of Termination or Abandonment..............42
         Section 9.4       Liabilities.......................................42
         Section 9.5       Assignment........................................42
         Section 9.6       Further Assurances................................42
         Section 9.7       Notices...........................................42
         Section 9.8       Entire Agreement..................................43
         Section 9.9       Rules of Construction.............................43
         Section 9.10      Law Governing.....................................44
         Section 9.11      Waiver of Provisions..............................44
         Section 9.12      Successors........................................44
         Section 9.13      Counterparts......................................45
         Section 9.14      Public Statements or Releases.....................45
         Section 9.15      Severability......................................45
         Section 9.16      No Third Party Beneficiaries......................45
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                 STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER

         THIS STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 19th day of December, 1997, by and among IXC Communications, Inc., a Delaware corporation ("IXC"), IXC Long Distance, Inc., a Delaware corporation and a wholly-owned subsidiary of IXC ("IXC Long Distance"), Pisces Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IXC Long Distance ("Acquisition"), and Network Long Distance, Inc., a Delaware corporation ("Network").

         WHEREAS, Network is engaged in the business of providing communications services;

         WHEREAS, IXC Long Distance has formed Acquisition as a wholly-owned subsidiary in order to effect the merger of Acquisition with and into Network (the "Merger") in accordance with this Agreement and in accordance with the laws of the state of Delaware so that, upon consummation of the Merger, Network will be a wholly-owned subsidiary of IXC Long Distance, and Acquisition will cease to exist;

         WHEREAS, it is the intent of the parties that the Merger qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(b) of the Code;

         WHEREAS, it is the intent of the parties that the Merger shall be recorded for accounting purposes as a pooling-of-interests;

         WHEREAS, this Agreement has been approved by the respective boards of directors of IXC, IXC Long Distance, Acquisition and Network; and

         WHEREAS, the parties desire to induce each other to enter into this Agreement by making certain representations, warranties and covenants contained herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of the Merger, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "Corporation Law"), Acquisition will be merged with and into Network in the Merger whereupon Network shall continue as the surviving corporation (the "Surviving Corporation") under the name "Eclipse Communications, Inc.," and the separate corporate existence of Acquisition shall cease.


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         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, but subject to the terms of Section 2.2, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the Corporation Law (the date and time of such filing, or such later date or time as set forth herein, being the "Effective Time").

         SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 251 et seq. of the Corporation Law.

         SECTION 1.4 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and the Bylaws of Network as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law, except that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is "Eclipse Communications, Inc."

         SECTION 1.5 OFFICERS AND DIRECTORS. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Network immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified. The directors of Network immediately prior to the Effective Time shall resign from their positions as directors of Network, effective as of the Effective Time.

         SECTION 1.6 FURTHER ACTIONS. At and after the Effective Time, the Surviving Corporation shall take all action as shall be required in connection with the Merger, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documentation as are necessary or desirable to carry out the provisions of this Agreement.

                                   ARTICLE II

                   CONVERSION AND EXCHANGE OF SHARES, CLOSING

         SECTION 2.1 CONVERSION AND EXCHANGE OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of common stock, par value $.0001 per share, of Network (the "Network Common"), Network, or IXC:

                  (a) All shares of Network Common which are held by Network, if any, shall be canceled and retired and shall cease to exist and no stock of IXC or other consideration shall be delivered in exchange therefor. Each share of common stock, par value $.01 per share, of Acquisition shall be canceled and retired and be converted into the right to receive one share of the Surviving Corporation's common stock.


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

                  (b) Except as set forth in Section 2.1(a), each share of Network Common issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.2998 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of IXC (the "IXC Common") (the "Share Consideration").

                  (c) All warrants or rights to purchase shares of Network Common issued and outstanding immediately prior to the Effective Time (the "Warrants") shall be canceled and converted into the right to receive an option (a "New Warrant") to acquire shares of IXC Common equal to the number of shares of Network Common subject to purchase under such Warrant multiplied by the Exchange Ratio (the "Warrant Consideration"). Each New Warrant shall, other than to reflect the application of the Exchange Ratio, contain terms and conditions as are substantially similar to the terms and conditions as the Warrant exchanged therefor. The Warrant Consideration and the Share Consideration are referred to together herein as the "Merger Consideration".

                  (d) Notwithstanding Section 2.1(b) and (c), no fractional share of IXC Common shall be issued in the Merger, whether as a part of the Share Consideration or Warrant Consideration. In lieu thereof, any person who would have received a fractional share of less than one-half will have such fractional share rounded down to the prior whole share number and any person who would have received a fractional share of one-half or more shall have such fractional share rounded up to the next whole share number. If the application of the Exchange Ratio to any Warrant would result in a New Warrant being issued to acquire any fractional share, such fractional share shall likewise be rounded up or down, as applicable.

                  (e) Network acknowledges and represents that 313,000 shares of Network Common issued to Michael Ross and held in escrow are included in the 13,393,678 shares of Network Common outstanding and that any release of such shares from such escrow, whether to Mr. Ross, Network, or the Surviving Corporation, will have no effect whatsoever on the Exchange Ratio.

                  (f) In the event of any reclassification, recapitalization or stock split with respect to IXC Common (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio and all references to the Exchange Ratio in this Agreement shall be deemed to be the Exchange Ratio as so adjusted.

         SECTION 2.2 SURRENDER OF SHARES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed (a) to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Network Common (the "Certificates"), and (b) to each record holder, as of the Effective Time, of a Warrant, in each case, a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Warrants, as applicable, shall pass, only


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

upon proper delivery thereof to the trust company to act as agent for the holders of Network Common and Warrants in connection with the Merger (the "Agent") and instructions for use in effecting the surrender of the Certificates or Warrants, as applicable, for payment of the Merger Consideration. Upon surrender to the Agent of a Certificate or Warrant, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of each Certificate or Warrant shall be entitled to receive in exchange therefor the Merger Consideration and such Certificate or Warrant, respectively, shall then be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate or Warrant is registered on the stock transfer books of Network, it shall be a condition of payment that the Certificate or Warrant so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate or Warrant surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

         SECTION 2.3 STOCK TRANSFER BOOKS. At the close of business on the day of the Effective Time, the stock transfer books of Network shall be closed and thereafter there shall be no further registration or transfer of Network Common. From and after the Effective Time, the holders of Network Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Network Common except as otherwise provided herein or by applicable law.

         SECTION 2.4 DATE, TIME AND PLACE OF CLOSING. The closing of the Merger (the "Closing") shall be held on the fifth business day following the satisfaction or waiver of all of the conditions set forth in Article VIII hereof, at such place, time and date as the parties hereto shall mutually agree. The date of the Closing is referred to herein as the "Closing Date."

         SECTION 2.5 DELIVERIES BY NETWORK AT CLOSING. At the Closing, and thereafter as may be reasonably requested by IXC, Network shall deliver to IXC the following, all in form and content reasonably acceptable to IXC and its counsel:

                  (a) Certified copies of duly adopted resolutions of the Board of Directors and stockholders of Network authorizing, approving, and consenting to the execution and delivery of this Agreement, and the other agreements contemplated hereby (the "Transaction Documents") to which it is a party, to the consummation of the transactions contemplated herein and therein, and to the performance of the agreements set forth herein and therein;

                  (b) The waiver, release, consent, estoppel certificate or other document of any person, corporation, association, or other entity of any nature whatsoever, in form reasonably acceptable to IXC, which are a condition to Closing of IXC, IXC Long Distance or Acquisition under Article VIII hereof or which IXC in its reasonable judgment


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

         deems necessary to (i) consummate the transactions contemplated hereby and (ii) make the warranties and representations made by Network in this Agreement true;

                  (c) Duly executed employment agreements (the "Employment Agreements") in mutually reasonably satisfactory form and content and with such senior executives of Network as IXC may reasonably request;

                  (d) An opinion of Network's counsel dated as of the Closing Date in form and content reasonably satisfactory to IXC;

                  (e) All corporate minute books, stock ledger and transfer books and all other books and records, and the corporate seal of Network; and

                  (f) Such other documents as IXC or its counsel may reasonably request.

         SECTION 2.6 DELIVERIES BY IXC AT CLOSING. At the Closing, IXC will deliver the following, all in form and content reasonably acceptable to Network and its counsel:

                  (a) Certified copies of duly adopted resolutions of the Board of Directors of IXC authorizing, approving, and consenting to the execution and delivery of this Agreement and the Transaction Documents to which it is a party, to the consummation of the transactions contemplated herein and therein, and to the performance of the agreements set forth herein and therein;

                  (b) The waiver, release, consent, estoppel certificate or other document of any person, corporation, association, or other entity of any nature whatsoever, in form reasonably acceptable to Network, which are a condition to Closing of Network under Article VIII hereof or which Network in its reasonable judgment deems necessary to (i) consummate the transactions contemplated hereby and (ii) make the warranties and representations made by IXC in this Agreement true;

                  (c) An opinion of IXC's counsel dated as of the Closing Date in form and content reasonably satisfactory to Network;

                  (d) Duly executed Employment Agreements; and

                  (e) Such other documents as Network or its counsel may reasonably request.


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

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NETWORK

         Network represents and warrants to IXC as follows:

         SECTION 3.1 CORPORATE EXISTENCE. Network and each of the Subsidiaries (as defined in Section 3.2) is duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Attached hereto as
Exhibit 3.1 is a complete and correct copy of the Certificate of Incorporation and Bylaws (together with all amendments thereto) of Network. Each of Network and the Subsidiaries is duly certified or licensed in each state and jurisdiction where such qualification, certification or licensing is necessary or required for Network or such Subsidiary to conduct its business and offer communications services.

         SECTION 3.2 SUBSIDIARIES. Network has no subsidiary corporations or any other interest in any corporation, partnership, association or joint venture, other than as described on Schedule 3.2 (the "Subsidiaries").

         SECTION 3.3 CORPORATE POWER AND AUTHORITY. Each of Network and the Subsidiaries has all requisite corporate power and authority to own its properties and assets, and to carry on the business in which it is now engaged. Network has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform its covenants set forth herein and therein.

         SECTION 3.4 CAPITALIZATION. The authorized capital stock of Network at December 19, 1997 consists of: (a) 20,000,000 shares of Network Common, of which 13,393,678 shares are issued and outstanding and no shares are held as treasury stock and (b) 25,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding and no shares are held as treasury stock. Other than this Agreement, and except as set forth on Schedule 3.4 hereto, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating Network to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the Network Common or any other securities or shares of the capital stock of Network. Other than this Agreement, and except as set forth on Schedule 3.4 hereto, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating a Subsidiary to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any securities or shares of the capital stock of such Subsidiary. All such issued and outstanding shares are validly issued, fully paid and nonassessable. There are no restrictions imposed by the Certificate of Incorporation or Bylaws of Network, and there are no other agreements, understandings or commitments, which would in any way affect or impair the transactions contemplated hereby.

         SECTION 3.5 BINDING EFFECT. This Agreement and each of the Transaction Documents to be executed and delivered by Network in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of Network, enforceable against it in accordance with their terms, except as enforceability may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).


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

         SECTION 3.6 EXECUTION AND DELIVERY PERMITTED. The execution, delivery and performance of this Agreement, and the Transaction Documents, and the consummation of the transactions contemplated hereby or thereby, will not violate or result in a breach of any term of Network's or a Subsidiary's Certificate of Incorporation or Bylaws, result in a breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, any term in any material agreement, tariff or other instrument to which Network or a Subsidiary is a party or by which it is bound (unless such default has been previously waived by the other party to such agreement, tariff or other instrument), violate any law or any order, rule, judgment, decree or award or regulation applicable to Network or a Subsidiary of any court or any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Network, such Subsidiary or any of their respective properties; and will not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of its assets, which lien, charge or encumbrance has not been removed prior to Closing. The Board of Directors of Network and the Stockholders have, or as of the Closing Date shall have taken all actions required by law and by Network's Certificate of Incorporation and Bylaws to authorize the execution, delivery and performance of this Agreement, together with its Schedules and Exhibits, and the consummation of the transactions contemplated by this Agreement or by any of the Exhibits. Except as set forth on Schedule 3.6 hereto, none of the execution, delivery or performance of this Agreement or any of the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby requires any filing with or the consent or approval of any third party, including but not limited to any governmental body or entity other than (a) compliance with the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (b) applications to the Federal Communications Commission ("FCC") and the certain state utility regulatory commissions in states in which Network or a Subsidiary offers services (such commissions together with the FCC constitute a "Commission" or the "Commissions"), (c) notifications to the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (d) the filing with the Delaware Secretary of State of the Certificate of Merger in respect of the Merger in accordance with the Corporation Law.

         SECTION 3.7 REPORTS AND FINANCIAL STATEMENTS. Since March 31, 1996, to the extent Network has been required to make filings under the Securities Act, the Exchange Act or applicable state laws and regulations, Network has filed with the SEC or the applicable state regulatory authority, as the case may be, all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and applicable state laws and regulations, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Network has previously delivered to IXC true and complete copies of its (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as filed with the SEC, which includes the audited consolidated financial statements of Network and the Subsidiaries for the fiscal year then ended


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

(the "Network Financial Statements"), (b) interim report on Form 10-Q for the quarters ended June 30, and September 30, 1997, which includes unaudited consolidated financial statements of Network and the Subsidiaries for the fiscal quarters then ended (the "Network Recent Financial Statements"), (c) proxy and information statements relating to all meetings (whether annual or special) of its shareholders (the "Shareholders"), and actions by written consent in lieu of a Shareholders' meeting, from March 31, 1997 until the date hereof, and (d) all other reports or registration statements filed by Network with the SEC since June 30, 1997 (collectively, the "Network SEC Reports"). As of their respective dates, the Network SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Network and the Subsidiaries included in the Network SEC Reports and the Network Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Network and the Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and the absence of explanatory notes. The Network Financial Statements contain and reflect adequate reserves for (a) all known liabilities or obligations of any nature, whether absolute, contingent or otherwise, in accordance with GAAP and (b) all reasonably anticipated losses and costs in excess of expected revenue relating to such loss. The unaudited consolidated interim financial statements of Network, and the Subsidiaries included in the Network SEC Reports, have been similarly prepared and contain and reflect adequate reserves for (a) all known liabilities or obligations of any nature, whether absolute, contingent or otherwise, in accordance with GAAP and (b) all reasonably anticipated losses.

         SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 3.8, since September 30, 1997 there has not been:

                  (a) Any material adverse change in the financial condition, operations, business or prospects of Network and the Subsidiaries (a "Network Material Adverse Effect"), including, but not limited to, any state or federal regulatory proceedings against Network or a Subsidiary which could culminate in an order or other action which could have such an adverse change, excluding generally known industry trends and competitive conditions affecting the industry generally;

                  (b) Any material physical damage or destruction, whether or not covered by insurance, which has resulted in, or reasonably could be expected to result in a Network Material Adverse Effect;

                  (c) Any material labor dispute or threat thereof or any attempt to organize or reorganize the employees of Network or a Subsidiary for the purpose of collective bargaining;

                  (d) Any direct or indirect redemption, purchase or other acquisition by Network of any of the Network Common or any other shares of capital stock of Network, or declaration of or payment or distribution of any kind of cash or other assets to any Shareholder;

                  (e) Any employment, severance, consulting or other compensation contract, or any amendment or supplement thereto, entered into by Network or a Subsidiary with any director or officer, or any increase of compensation payable or to become payable to any of its officers, except for increases in compensation in the ordinary course of business;

                  (f) Any communication, whether oral or written, to Network from Network's customers or suppliers or agencies regulating Network notifying it of, nor does Network, after making due inquiry, have any knowledge of, any potential developments affecting it, which would reasonably lead it to expect an Network Material Adverse Effect; or

                  (g) Any satisfaction or discharge of any material lien by Network or a Subsidiary or payment by Network or a Subsidiary of any material obligation or liability, other than an obligation or liability included in the unaudited consolidated interim balance sheet of Network and the Subsidiaries as of September 30, 1997, current liabilities incurred since such date in the ordinary course of business, liabilities incurred in carrying out the transactions contemplated by this Agreement and obligations and liabilities under, and pursuant to the terms of, the contracts and agreements listed in Schedule 3.16 hereof;

                  (h) Any sale or transfer of any assets or cancellation by Network or a Subsidiary of debts or claims having a value, in the aggregate, of more than $500,000, except, in each case, in the ordinary course of business;

                  (i) Any knowing waiver by Network or a Subsidiary of any rights having a value, in the aggregate, in excess of $500,000;

                  (j) Any mortgage, pledge or lien or other encumbrance of any of Network or a Subsidiary's assets, tangible or intangible; or

                  (k) Any assignment, sale or transfer by Network or a Subsidiary of any material patent, trademark, trade name, trade secret, copyright or other intangible asset.

         SECTION 3.9 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.9, as of September 30, 1997, neither Network nor any Subsidiary had any material liabilities, absolute or contingent, which are not shown on the Network Recent Financial Statements. All liabilities, absolute or contingent, of Network and any Subsidiary incurred subsequent to September 30, 1997, have, and as of the Closing Date will have been incurred only in the ordinary course of business. Neither Network nor any Subsidiary will, prior to the Closing, incur any single such liability incurred subsequent to the date of this Agreement in excess of $500,000 without the consent of IXC. The accounts, notes and other receivables, whether current or non-current, of Network and any Subsidiary shown in the Network Recent Financial Statements, and all such receivables of Network and any Subsidiary as at the Closing, arose from bona fide transactions.

         SECTION 3.10 RESERVED.

         SECTION 3.11 BENEFIT PLANS; ERISA.

                  (a) Schedule 3.11(a) lists all material contracts, agreements, arrangements and understandings, whether written or oral, with respect to the payment or delivery to any person of compensation, bonuses, perquisites, benefits and other items of value by Network or any Subsidiary providing benefits in excess of $25,000 per person per year.

                  (b) Schedule 3.11(b) lists each employee of Network or any Subsidiary whose annual base salary is $75,000 or more and identifies the salary, commissions, bonuses, perquisites and benefits for each such employee.

                  (c) No employee of Network or any Subsidiary will be entitled to severance or any similar pay by virtue of the transactions contemplated by this Agreement. Schedule 3.11(c) sets forth each employee of Network or any Subsidiary who has any right to severance or any similar pay in excess of $50,000 for any reason, listing the employee name, severance amount or method of calculation, and the basis for such right.

                  (d) Schedule 3.11(d) contains a true and complete list of each written pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, retirement, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, supplemental unemployment benefits plan, program, arrangement or contract maintained, contributed to, or required to be contributed to by Network or any Related Party (hereinafter defined) for the benefit of any current or former employee, director or agent of Network or any Related Party, whether or not any of the foregoing is funded and whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Network Benefit Plans"). Network and its Related Parties do not have any express or implied commitment or contract to create any additional Network Benefit Plan or modify any existing Network Benefit Plan, in a manner that would materially increase its costs other than as may be required to comply with ERISA or the Code. Network has delivered to IXC, with respect to each applicable Network Benefit Plan (i) true and complete copies of all material documents embodying each Network Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals, and all amendments and supplements thereto; (ii) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and (iii) the most recent determination letter received from the Internal Revenue Service

         ("IRS"), if any. For purposes of this Section 3.11, "Related Party" means any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Code, of Network.

                  (e) Except as provided in Schedule 3.11(e) none of the Network Benefit Plans is intended by Network or any Related Party to meet, or is required to meet, the requirements of Section 401(a) of the Code and no Network Benefit Plan is subject to Title IV of ERISA.

                  (f) Network and any Related Party have performed the obligations required to be performed by them under, and are not in default under or in violation of, any and all of the Network Benefit Plans in any material respect, and each Network Benefit Plan has been operated in all material respects in accordance with the requirements of all applicable laws and regulations. Neither any Network Benefit Plan or fiduciary nor Network or any Related Party has taken any action, or failed to take any action, that could subject it or any other person to any material liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with a Network Benefit Plan.

                  (g) Except as provided in Schedule 3.11(g) at no time has Network or any Related Party been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and Network and its Related Parties have no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. Network and its Related Parties do not participate in any "multiple employer plans," within the meaning of Code Section 413(c).

                  (h) No Network Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of Network, a Related Party or beneficiary thereof, except to the extent (i) required under any state law or (ii) under
         Section 601 of ERISA.

                  (i) No Network Benefit Plan or fiduciary has nor does Network or any Related Party have any material liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any Network Benefit Plan.

                  (j) Except as set forth on Schedule 3.11(j), each Network Benefit Plan may be terminated by Network or its Related Parties within a period of thirty (30) days following the Closing Date without acceleration or additional vesting of any benefits and without payment of any amount as a penalty, bonus, premium, severance pay or other compensation or amount.

         SECTION 3.12 LITIGATION. Except as set forth in Schedule 3.12:

                  (a) There are no claims, suits, actions, or proceedings of any nature whatsoever in law or in equity, pending before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, or, to the best knowledge of Network, threatened, nor are there, to the best knowledge of Network, any investigations, whether or not purportedly on behalf of Network, complaints or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting, Network or a Subsidiary which could have a Network Material Adverse Effect.

                  (b) Neither Network nor any Subsidiary is operating under or subject to, nor in default with respect to, any order, writ, injunction, garnishment, levy or decree of any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, which could have a Network Material Adverse Effect. The use or ownership of Network's assets, the use or occupancy of Network's or a Subsidiary's real property, and any interests related thereto, and the Merger does not constitute a default thereunder.

                  (c) During the past five years, there has not been nor is there now pending, any claim(s) against any person in his or her capacity as either a director or officer of Network or a Subsidiary. Network has no actual knowledge or information of any act, error or omission which would give rise to such a claim.

                  (d) There is no claim, legal action, suit, arbitration, governmental investigation or other legal or other administrative proceeding, including any bankruptcy proceeding, nor any order, decree or judgment in progress, pending, in effect or, to the knowledge of Network threatened, against or relating to Network or a Subsidiary, which would negatively affect the transactions contemplated by this Agreement.

         SECTION 3.13 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.13, (i) Network's and each of the Subsidiaries' operation of its business is in compliance in all material respects with all applicable tariffs, laws, regulations and orders, and (ii) neither Network nor any Subsidiary has received written notice of any violation by Network or such Subsidiary of its tariffs or of laws, regulations and orders from any governmental entity having authority to enforce such tariffs, laws, regulations and orders, including, but not limited to, the Communications Act of 1934 as amended by (a) the Telecommunications Act of 1996 and (b) the Telephone Consumer Protection Act of 1991.

         SECTION 3.14 TAXES. Except as set forth in Schedule 3.14, (a) all federal income tax returns, and other federal tax returns, declarations of estimated tax or estimated tax deposit forms of every nature required to be filed by Network have been duly filed or will be duly filed as of Closing, and
(b) all state, county and local tax returns and declarations of estimated tax or estimated tax deposit forms required to be filed by Network, have been duly filed (except where failure to file such returns, declarations or forms described in this clause (b) would not have a Network Material Adverse Effect) and all of the returns, declarations and forms referred to in clauses (a) and
(b) were or will be when filed true, correct and complete in all material respects and Network has paid all taxes which have become due and owing or pursuant to any assessment received by it and has paid all installments of estimated tax due. None of such tax returns of Network or any such Subsidiary contains, or will contain, a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law. Where such returns and reports have not been audited and approved or settled, there has not been any waiver or extension of any applicable statute of limitations, and Network has not received any notice of deficiency or adjustment. Except as described on Schedule 3.14, attached hereto and made a part hereof, the balance sheet in the Network Recent Financial Statements contains liabilities which are and will be sufficient for the payment of all respective federal, state, county, city and local taxes and assessments, whether current or deferred. All taxes and other assessments and levies which Network is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by Network in its bank accounts for such payment. All statements and reports required to be filed under any chapter of the Code by Network have been duly filed. No issue has been raised by the IRS or any other taxing authority in any examination which reasonably could be expected to result in a proposed deficiency for any period not previously examined and no state of facts exists or has existed which would constitute grounds for the assessment of any liability for taxes with respect to periods prior to the Closing which have not been examined by the IRS or any other taxing authority. Except as set forth in
Schedule 3.14, there is no pending or, to the knowledge of Network, threatened action, audit, proceeding or investigation with respect to (i) the assessment or collection of taxes or (ii) a claim for refund made by Network or any Subsidiary with respect to taxes previously paid. No consent has been filed under Section 341(f) of the Code with respect to Network or any of the Subsidiaries. Neither Network nor any of the Subsidiaries was previously acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code and no elections under
Section 338(g) of the Code, protective carryover basis elections or offset prohibition elections are applicable to Network or any such Subsidiary or any predecessor corporation. Neither Network nor any of the Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Except as disclosed in Schedule 3.14, neither Network nor any of the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of change in accounting method nor does Network or any Subsidiary have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. Neither Network nor any of the Subsidiaries is a party to any agreement, contract, arrangement or plan that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. None of the assets of Network or any of the Subsidiaries is property that is required to be treated as owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of the Network or any such Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of Network or any of the Subsidiaries secures any debt the interest on which is tax exempt under Section 103 of the Code. No indebtedness of Network or any of the Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code. There is no currently binding election with respect to taxes affecting Network or any of the Subsidiaries for any period beginning on or after the Closing Date. Neither Network nor any of the Subsidiaries has applied for and not yet received a ruling or determination from a taxing authority regarding a past or prospective transaction of Network or any of the Subsidiaries. Neither Network nor any of the Subsidiaries has been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statue of limitations has not expired; has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and there are not tax sharing agreements in effect between Network or any of the Subsidiaries and any other Person. No contract of Network or any of the Subsidiaries that is a long-term contract (for purposes of Section 460 of the Code) has been reported on a method of tax accounting other than the 100 percent percentage of completion method of income tax purposes.

         SECTION 3.15 BANKS. Schedule 3.15 is a correct and complete list setting forth the name of each bank in which Network has an account, line of credit, credit facility or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney from Network or any Subsidiary.

         SECTION 3.16 CONTRACTS. Schedule 3.16 lists (or, in the case of oral contracts, plans, agreements, arrangements and leases, describes) all of the following contracts, plans, agreements, arrangements and leases to which Network or any Subsidiary is a party: (a) each contract for the future purchase of materials, services, supplies or equipment which (i) has a term in excess of one year or (ii) obligates Network or any Subsidiary to pay, in one installment or in the aggregate over its term or one year, whichever is shorter, an amount in excess of $100,000; (b) each contract and letter of authorization with a customer made in the ordinary course of business which generates revenues for Network or any Subsidiary over its term or in any one twelve (12) month period, whichever is shorter, in excess of $100,000; (c) each lease of, or license or right to use, real and personal property which (i) has a term in excess of one year or (ii) obligates Network or any Subsidiary to pay, in one installment or in the aggregate over its term or one year, whichever is shorter, an amount in excess of $100,000, which leases and licenses and rights shall be set forth separately in Schedule 3.16; (d) each contract and agreement with Affiliates (as defined in Section 3.26 below) of Network and each Subsidiary, (e) mortgages, indentures, security agreements and other agreements and other instruments relating to the borrowing of money by, or any extension of credit to, Network or any Subsidiary; (f) partnership, joint venture or other arrangements or agreements to which Network or a Subsidiary is a party involving the sharing of profits; (g) contracts or commitments limiting the freedom of Network or any Subsidiary to compete in any line of business or in any geographic area or with any person; and (h) agreements pursuant to which Network or any Subsidiary acquired (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof. Except as set forth on Schedule 3.16 hereto, Network and each Subsidiary has performed in all material respects all obligations required to be performed by it to date and has not breached and is not in default under any agreement, in any material respect, listed in Schedule 3.16 or to which it is a party or by which it is bound, and all of the same are enforceable in accordance with their terms.

         SECTION 3.17 TITLES, REAL PROPERTY MATTERS. Schedule 3.17 contains descriptions by categories of Network's and each Subsidiary's owned real property (including all plants and structures located thereon) (the "Real Property") as of the date of this Agreement. Except as set forth in Schedule 3.17, Network and each Subsidiary has good and marketable title in fee simple to such properties, free and clear of all liens and encumbrances and use restrictions. Network and each Subsidiary owns or leases all the furniture, equipment and leasehold improvements located in the structures referred to in
Schedule 3.17. All other assets and property used in the business of Network and each Subsidiary, and all assets and property reflected in the balance sheet included in the Network Recent Financial Statements or acquired after the date of such balance sheet (other than assets or property sold or otherwise disposed of in the ordinary course of its business subsequent to such date) are in each case free and clear of all security interests, mortgages, pledges, liens, conditional sales, agreements, leases, encumbrances or charges of any nature whatsoever except as set forth in Schedule 3.17. All real estate owned, leased or licensed by Network, and the Subsidiaries, their uses, appurtenances and improvements substantially comply with all applicable ordinances and regulations, building, and zoning laws. The buildings, machinery and equipment of Network and the Subsidiaries are in good and serviceable condition, reasonable wear and tear excepted.

         SECTION 3.18 ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of Network, operations of Network or any of its Subsidiaries conducted at the Real Property, any of Network's or a Subsidiary's previously owned real property and any real property previously owned or now leased, licensed or otherwise occupied by Network or such Subsidiary (each a "Site") at all times during such ownership, lease, license or occupation complied in all respects with Environmental Laws (as defined below), except for noncompliance that would not have a Network Material Adverse Effect. Network and each Subsidiary has obtained all governmental authorizations and permits under Environmental Laws necessary for its operations. Network and each Subsidiary is in material compliance with each term and condition of such authorizations and permits.

                  (b) The real property occupied by Network in connection with its business or a Subsidiary's operations thereon are not, to the best knowledge of Network, subject to (i) any federal, state, or local investigation, to the best knowledge of Network, (ii) any judicial or administrative proceeding alleging the violation of or liability under any

         Environmental Law, or (iii) any outstanding written order or agreement with any governmental authority or private party relating to any Environmental Law.

                  (c) For the purpose of this Agreement, the term "Environmental Laws" shall mean:

                  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act of 1974; the Federal Water Pollution Control Act; the Clean Air Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Safe Drinking Water Act; the Toxic Substances Control Act; the Oil Pollution Act of 1990; any laws regulating the use of biological agents or substances including medical or infectious wastes, each as amended or supplemented through the date hereof.

         SECTION 3.19 BROKER'S FEES. Except as disclosed on Schedule 3.12, no person or entity other than Morgan Stanley & Co. has been authorized to act as a broker, finder, financial advisor or in any other similar capacity as to give rise to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated hereby by anyone claiming to have acted on behalf of Network.

         SECTION 3.20 LABOR MATTERS. No group of employees of Network or a Subsidiary is presently organized into a collective bargaining unit. No labor union has recently attempted, or is presently attempting, to organize any of Network's or a Subsidiary's employees into a collective bargaining unit. No employees of Network or a Subsidiary are on strike or threatening to strike.

         SECTION 3.21 CONFLICTS OF INTEREST. Except as set forth on Schedule 3.21, no director, officer, or employee of Network or a Subsidiary or any relative of any of them, has (a) loaned to or guaranteed the loan of a third party to Network or a Subsidiary or borrowed any money from Network or a Subsidiary or (b) any interest in any property, real or personal whether owned or leased, tangible or intangible, including but not limited to, software, inventions, patents, trade names or trademarks used in connection with or pertaining to the business of Network, a Subsidiary or any lender, supplier, customer, sales representatives or distributor of Network or a Subsidiary; provided, however, that such director, officer, or employee or relative thereof shall not be deemed to have such interest solely by virtue of the ownership of less than five percent of any stock or indebtedness of any publicly held company, the stock or indebtedness of which is traded on a recognized stock exchange.

         SECTION 3.22 INSURANCE COVERAGE. Schedule 3.22 is a correct and complete list of all material insurance held by Network and the Subsidiaries including the policy number, name of carrier, coverage, term, expiration date and premium. Network and each of the Subsidiaries have their buildings, plants and properties, including, but not limited to telecommunications equipment and inventories, insured for its actual cash value, but not exceeding the amount it would cost to repair or replace such properties, against loss or damage by fire and all other hazards and risks of the character usually insured against by persons operating similar properties in the localities where such properties are located under valid and enforceable policies issued by insurers of recognized responsibility. Such insurance coverage will be continued in full force and effect through the Closing. Neither Network nor any Subsidiary has not been refused any insurance by an insurance carrier to which it has applied for insurance during the past three years.

         SECTION 3.23 RESERVED.

         SECTION 3.24 CORRECT RECORDS. The financial records, ledgers, account books, minute books, stock certificate books, stock registers, and other corporate records of Network and each of the Subsidiaries are current, correct and complete in all material respects.

         SECTION 3.25 VOTE REQUIRED. The approval of the Merger and the adoption of this Agreement by the holders of a majority of the voting power entitled to be cast by all holders of the outstanding shares of Network Common (the "Network Shareholder Approval") is the only vote of the holders of any class or series of the capital stock of Network required to approve this Agreement, the Merger, and the other transactions contemplated hereby.

         SECTION 3.26 ACCOUNTING MATTERS. Neither Network nor, to Network's best knowledge, any of its Affiliates (as defined below), has taken or agreed to take any action that would prevent the accounting for the transactions contemplated by this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. For purposes of this Agreement, the term "Affiliate," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise).

         SECTION 3.27 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Network for inclusion or incorporation by reference in (a) the registration statement on Form S-4 or any post-effective amendment to a registration statement on Form S-4 to be filed with the SEC by IXC in connection with the issuance of shares of the IXC Common in connection with the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the proxy statement, in definitive form, relating to the meeting of the Shareholders to be held in connection with the Merger and the transactions related thereto (the "Proxy Statement") will, at the dates mailed to the Shareholders and at the time of the meeting of the Shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         SECTION 3.28 OPINION OF FINANCIAL ADVISOR. Network has received the opinion of Morgan Stanley & Co., dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the Shareholders.

         SECTION 3.29 LETTERS OF AGENCY. Network has made available to IXC true and complete copies of all customer letters of agencies ("LOAs") as of September 30, 1997. To Network's knowledge, after diligent scrutiny as required by law, all such LOAs were obtained in accordance with applicable law and were valid of such date.

         SECTION 3.30 PERMITS. All material franchises, permits, licenses, qualifications, rights-of-way, easements, municipals and other approvals, authorizations, orders, consents and other rights from, and filings with, any government authority of any jurisdiction worldwide relating to the conduct of Network's and each Subsidiary's business (collectively, "Permits") have been duly obtained and are in full force and effect and there are no proceedings pending or, to Network's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any Permit.

         SECTION 3.31 SECTION 203 NOT APPLICABLE. The Board of Directors of Network has taken all actions so that the restrictions contained in Section 203 of the Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement or any of the Transaction Documents. Network does not own any shares of the capital stock of IXC.

         SECTION 3.32 DISCLAIMER. Network shall not be deemed to have made to IXC any representation or warranty other than as expressly made by Network in this Article III. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Network in this Article III, Network makes no representation or warranty to IXC with respect to:

                  (a) Any projections, estimates, or budgets heretofore delivered to or made available to IXC of future revenues, expenses, or expenditures or future results of operations; or

                  (b) Except as expressly covered by a representation or warranty contained in this Article III, any other information or documents (financial or otherwise) made available to IXC or its counsel, accountants, or advisers with respect to Network.

         SECTION 3.33 DUE DILIGENCE INVESTIGATION.

                  (a) Network acknowledges that it has had the opportunity to visit with IXC and meet with IXC's respective officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow, and operations of IXC.

                  (b) Network acknowledges that it has made its own independent examination, investigation, analysis, and evaluation of IXC, including Network's own estimate of the value of IXC's business.

                  (c) Network acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records, and contracts of IXC) as Network deems adequate, including that described above.

         SECTION 3.34 FORM OF WARRANT. Each of the agreements representing the Warrants is of one of three forms provided to IXC entitled "Certificate for Common Stock Purchase Warrant", "Non-Qualified Stock Option Award Agreement", or "Representative's Stock Purchase Option or Warrant Agreement".


                                   ARTICLE IV

                              COVENANTS OF NETWORK

         Network covenants and agrees that from the date hereof to and including the Effective Time:

         SECTION 4.1 MAINTENANCE OF BUSINESS. Network shall, and shall cause each of the Subsidiaries to, continue to carry on its business, maintain its plants and equipment and keep its books of account, records and files in substantially the same manner as heretofore. Schedule 4.1 contains a list of all expenses outside the ordinary course of business that Network anticipates making, or anticipates that the Subsidiaries will make, prior to or at Closing, excluding all legal, professional and investment advisor fees incurred in connection with the Merger. Network will maintain, and will cause each of the Subsidiaries to maintain, in full force and effect without reduction insurance policies now in effect. Network will continue, and will cause each of the Subsidiaries to continue, to carry on such activities, plans, capital and operating programs which were approved by its board of directors prior to the date hereof, provided that such activities, plans and programs shall not involve expenditures exceeding $250,000 for each such activity, plan or program. If any such activities, plans or programs exceed $250,000 they shall, prior to their implementation, be submitted to IXC in writing, and shall have been approved by IXC.

         SECTION 4.2 NEGATIVE COVENANTS. Except for the permitted actions of Network set forth on Schedule 4.2, without the prior written consent of IXC, Network shall not, and shall not permit any of the Subsidiaries to:

                  (a) Issue, sell, purchase or redeem, or grant shares, options, warrants or such other rights to purchase or otherwise agree to issue, sell, purchase or redeem any shares of its capital stock or any other securities of Network or such Subsidiary;

                  (b) Amend its Certificate of Incorporation or amend its Bylaws;

                  (c) Incur or prepay any liability for borrowed money, short term debt or long term debt (as those terms are defined in GAAP), and at Closing, Network shall have no Indebtedness as defined in IXC's Indenture relating to its 12-1/2% Senior Notes due 2005, except as approved by IXC;

                  (d) Pay or guarantee any obligation or liability, other than obligations or liabilities reflected in the balance sheet contained in the Network Recent Financial Statements, when due, liabilities incurred since the date of such balance sheet in the ordinary course of business and obligations under contracts and agreements referred to in Schedules annexed hereto or entered into in the ordinary course of business;

                  (e) Adopt or modify any severance, consulting, bonus, pension, profit sharing, benefit or other compensation plan or arrangement or increase its overall work force, other than in the normal course of business, or enter into any written contract of employment requiring payments of more than $75,000 in any 12 month period;

                  (f) Enter into or modify any contract or commitment, incur any liability, absolute or contingent, waive or fail to enforce any right or enter into any other transactions, other than in the ordinary course of business;

                  (g) Willfully take any action that would or might reasonably be expected to result in any representation or warranty set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article VIII hereof not being satisfied;

                  (h) Have declared, paid, made or become obligated to make any dividend payment or other distribution to the Shareholders;

                  (i) Enter into any material contracts (or modify in a material way any such existing contracts) for (i) the material purchase of communications services unless such contracts are first approved by IXC, or (ii) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;

                  (j) Willfully take any action which would, or would be reasonably likely to, prevent accounting for the transactions contemplated by this Agreement as a pooling-of-interests in accordance with GAAP and applicable SEC regulations;

                  (k) Take any action which would, or would be reasonably likely to, adversely affect the ability of the Merger to qualify for tax-free treatment under the Code, both to the parties hereto and their respective shareholders;

                  (l) Make any changes in its accounting methods, except as required by law, rule, regulation, or GAAP; or

                  (m) Fail to maintain its advertising and promotional expenditures in the ordinary course of business consistent with past practice.

         SECTION 4.3 ORGANIZATION, GOODWILL. Network shall preserve, and shall cause each of the Subsidiaries to preserve, its business organization intact and use its best efforts to substantially retain its present officers and employees and preserve the good will of its suppliers, customers and others having business relations with it.

         SECTION 4.4 RESERVED.

         SECTION 4.5 CORPORATE ACTION. Subject to the provisions of this Agreement, Network shall take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement; provided, however, that nothing in this Article IV or anywhere else in this Agreement shall require Network to carry out such transactions if a Final Order (as defined in Section 8.3 of this Agreement) of a Commission contains a term, condition or provision which Network and IXC reasonably determine to be unduly burdensome.

         SECTION 4.6 THIRD PARTY CONSENTS.

                  (a) Network will obtain, and will cause each of the Subsidiaries to obtain, or cause to be obtained the consent of any third party whose consent is required in order that Network can enter into and consummate the transactions contemplated by this Agreement (assuming that IXC is able to consummate such transactions) without material violation of any representation, warranty or covenant made by it in this Agreement; provided, however, that if in the reasonable business judgment of Network and IXC, it would be impracticable to obtain regulatory approval of the Merger in a jurisdiction, the failure to obtain such approval will not be a breach of this covenant.

                  (b) Network will use its reasonable efforts, and will cause each of the Subsidiaries to use its reasonable efforts, to cooperate with IXC to obtain or cause to be obtained the consent of any third party whose consent is required in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by IXC in this Agreement.

         SECTION 4.7 SECURITIES LAWS. Network will cooperate, and will cause each of the Subsidiaries to cooperate, with IXC in taking all action and providing all information necessary to permit the transactions contemplated herein to be consummated in compliance with all applicable federal and state securities laws and regulations.

         SECTION 4.8 COMMUNICATIONS LAWS.

                  (a) Network will take all reasonable action, and will cause each of the Subsidiaries to take all reasonable action necessary to permit the transactions contemplated herein to be consummated in compliance with all applicable federal, state and local telecommunications laws governing or applicable to Network the Subsidiaries and their respective businesses.

                  (b) Network will use its reasonable efforts, and will cause each of the Subsidiaries to use its reasonable efforts, to cooperate with IXC to permit the transactions contemplated herein to be consummated in compliance with all applicable federal, state and local telecommunications laws governing or applicable to IXC and its business.

         SECTION 4.9 NOTICE OF PROCEEDINGS. Network will, upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated, promptly notify IXC in writing of such order, decree, complaint or notice.

         SECTION 4.10 CONFIDENTIALITY. Network shall maintain all information gained from IXC in connection with its evaluation of the transactions contemplated by this Agreement that is confidential and proprietary to IXC (the "IXC Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the IXC Confidential Information, or any part thereof, to any third party, except
(a) for the exclusive purpose of evaluating the Merger and (b) as required by law or order of any court having competent jurisdiction; provided, however, that before disclosing any IXC Confidential Information under this exception, Network shall give IXC sufficient notice to allow it to seek an appropriate protective order, and (c) as is necessary or required for Network to satisfy its disclosure obligations under applicable federal and state securities laws. Network shall use its reasonable best efforts to ensure that any person or entity to whom they disclose IXC Confidential Information shall keep such information confidential. The IXC Confidential Information shall be used only for the purposes of evaluating the transactions contemplated hereby and in the event the Closing does not occur for any reason, Network shall, immediately upon IXC's request, return all copies and recordings of the IXC Confidential Information in their possession or under their control and delete all records thereof in any data storage system maintained by or for Network. Network's obligations under this
Section 4.10 shall survive the Closing for a period of three years.

         SECTION 4.11 RESERVED.

         SECTION 4.12 ADVERSE EVENTS. Promptly after the occurrence, or failure to occur, of any event, the occurrence or failure of which (a) would result in a Network Material Adverse Effect, or could reasonably be expected to result in a Network Material Adverse Effect or materially adversely affect the ability of Network to perform any of its obligations under this Agreement, (b) if known as of the date of this Agreement, would have been required to be disclosed to IXC, or (c) causes any representation or warranty contained in this Agreement or any Schedule hereto to be untrue or inaccurate in any material respect at any time from the date of this Agreement to and including the Closing Date, Network shall provide to IXC all relevant information related thereto.

         SECTION 4.13 SHAREHOLDERS' APPROVAL.

                  (a) Network shall, as soon as reasonably practicable after the date hereof, (i) take all steps necessary to duly call, give notice of, convene, and hold a meeting of the Shareholders (the "Network Meeting") for the purpose of securing the Network Shareholder Approval, (ii) distribute to the Shareholders the Proxy Statement in accordance with applicable federal and state law and its Certificate of Incorporation and Bylaws, (iii) recommend to the Shareholders the approval of the Merger, this Agreement, the Transaction Documents to which Network is a party, and the transactions contemplated hereby and thereby, and the adoption of this Agreement and such Transaction Documents, and (iv) cooperate and consult with IXC with respect to each of the foregoing matters.

                  (b) The Network Meeting shall be held on such date as Network and IXC shall mutually determine.

                  (c) It shall be a condition to the obligation of Network to distribute to the Shareholders the proxy statement that the opinion of Morgan Stanley & Co. referred to in Section 3.28 shall not have been withdrawn.

         SECTION 4.14 RULE 145 AFFILIATES. Network shall identify in a letter to IXC all persons who are, and to Network's best knowledge who will be at the Closing Date, "affiliates" of Network as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Network shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to IXC on or prior to the Closing Date a written acknowledgment of such persons' affiliate status, including such person's agreement not to dispose of any Merger Consideration received by them in any manner that would cause the transactions contemplated hereby not to qualify for pooling-of-interests accounting treatment.

         SECTION 4.15 TAX RETURNS. Network shall provide to IXC for its review any tax returns (a) with respect to the fiscal year ended March 31, 1997 and (b) for any stub periods, due to be filed between the date of this Agreement and the Effective Time.

         SECTION 4.16 NO SOLICITATION. Network agrees that, prior to the Effective Time, it shall not, nor shall any of its directors, officers, employees, agents or representatives, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing information) inquiries or proposals concerning any merger, consolidation or acquisition or purchase of all or any substantial portion of the assets or capital stock of Network ("Network Acquisition Transaction") or negotiate or enter into any discussions or other communications with any prospective purchaser (other than IXC or its affiliates) with respect to any Network Acquisition Transaction, except to the extent required for its Board of Directors and officers to meet their fiduciary duties to the Shareholders. Network shall immediately advise IXC of any inquiries or proposals relating to any Network Acquisition Transaction.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                    OF IXC, IXC LONG DISTANCE AND ACQUISITION

         IXC, IXC Long Distance, and Acquisition hereby represent and warrant to Network as follows:

         SECTION 5.1 CORPORATE EXISTENCE. Each of IXC, IXC Long Distance and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Attached hereto as Exhibit 5.1 is a complete and correct copy of the Certificate of Incorporation and Bylaws (together with all amendments thereto) of IXC, IXC Long Distance and Acquisition. Each of IXC, IXC Long Distance and Acquisition is duly qualified, certified or licensed in each state and jurisdiction where such qualification, certification or licensing is necessary or required for IXC, IXC Long Distance and Acquisition to conduct their businesses. IXC Long Distance is duly qualified, certified or licensed in each state and jurisdiction where such qualification, certification or licensing is necessary or required for IXC Long Distance to offer communication services.

         SECTION 5.2 CORPORATE POWER AND AUTHORITY. Each of IXC, IXC Long Distance and Acquisition has all requisite corporate power and authority to own its properties and assets, and to carry on the business in which it is now engaged. Each of IXC, IXC Long Distance and

Acquisition has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform their respective covenants set forth herein and therein.

         SECTION 5.3 CAPITALIZATION. The authorized capital stock of IXC at November 30, 1997 consists of: (a) 100,000,000 shares of IXC Common, of which 31,552,708 shares are issued and outstanding and (b) 3,000,000 shares of preferred stock, par value $.01 per share, of which 1,400,000 shares are designated as Convertible Preferred Stock, 900,000 shares are designated as Exchangeable Preferred Stock, 2,000 shares are designated as Series 1 Preferred Stock, and 12,550 shares are designated as Series 3 Preferred Stock. At November 30, 1997, there were 1,036,574 shares of Convertible Preferred Stock issued and outstanding, 308,959 shares of Exchangeable Preferred Stock issued and outstanding, 414.03 shares of Series 3 Preferred Stock issued and outstanding; all of the previously issued Series 1 Preferred Stock had been redeemed and no other shares of Preferred Stock were outstanding. Except as set forth on
Schedule 5.3, at November 30, 1997, there are no other classes of equity, options, warrants, calls, rights or commitments or any other agreements of any character relating to the sale, issuance or voting of any shares of capital stock of IXC, or any securities convertible into or evidencing the right to purchase any shares of capital stock of IXC. All such issued and outstanding shares are validly issued, fully paid and nonassessable. There are no restrictions imposed by the Certificate of Incorporation or Bylaws of IXC, and there are no other agreements, understandings or commitments, which would in any way affect or impair the transactions contemplated hereby.

         SECTION 5.4 BINDING EFFECT. This Agreement and each of the Transaction Documents required to be delivered by IXC, IXC Long Distance or Acquisition in connection herewith, when executed and delivered, will be the legal, valid and binding obligation of IXC, IXC Long Distance or Acquisition, as applicable, enforceable against them in accordance with their terms, except as enforceability may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         SECTION 5.5 EXECUTION AND DELIVERY PERMITTED. The execution, delivery and performance of this Agreement, and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not violate or result in a breach of any term of IXC's Certificate of Incorporation or Bylaws or result in a breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by or under any term in any agreement, tariff, or other instrument to which either IXC, IXC Long Distance or Acquisition is a party or by which either of them is bound (unless such default has been previously waived by the other party to such agreement, tariff, or other instrument), or violate any law or any order, rule, judgment, decree, or award, or regulation applicable to them, of any court or any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over them or their properties. Each of IXC's and Acquisition's Board of Directors and, to the extent required, stockholders, have, or as of the Closing Date shall have, taken all action required by law, and by their respective Certificates of Incorporation and their respective Bylaws to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement or by any of its Exhibits, including the issuance of the IXC Shares. Except as set forth on Schedule 5.5 hereto, none of the execution, delivery or performance of this Agreement or any of the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby requires any filing with or the consent or approval of any third party, including but not limited to any governmental body or entity, other than (a) compliance with the Securities Act and the Exchange Act, (b) applications to the FCC and certain state utility regulatory commissions in states in which IXC, Network or a Subsidiary offers services, (c) notifications to the FTC and the DOJ under the HSR Act, and (d) the filing with the Delaware Secretary of State of the Certificate of Merger in respect of the Merger in accordance with the Corporation Law.

         SECTION 5.6 REPORTS AND FINANCIAL STATEMENTS. Since December 31, 1996, to the extent IXC has been required to make filings under the Securities Act, the Exchange Act or applicable state laws and regulations, IXC has filed with the SEC or the applicable state regulatory authority, as the case may be, all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and applicable state laws and regulations, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. IXC has previously delivered to Network true and complete copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC, which includes the audited consolidated financial statements of IXC for the fiscal year then ended (the "IXC Financial Statements"), (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special), and actions by written consent in lieu of a shareholders' meeting, from December 31, 1996 until the date hereof, (c) all other reports or registration statements filed by IXC with the SEC since December 31, 1996 (collectively, the "IXC SEC Reports"). As of their respective dates, the IXC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of IXC included in the IXC SEC Reports and the IXC Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of IXC and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and the absence of explanatory footnotes. The IXC Financial Statements contain and reflect adequate reserves as of the date thereof for all known liabilities or obligations of any nature, whether absolute, contingent or otherwise, in accordance with GAAP. The unaudited interim financial statements of IXC included in the IXC SEC Reports, have been similarly prepared and contain and reflect adequate reserves as of the date thereof for all known liabilities or obligations of any nature, whether absolute, contingent or otherwise, in accordance with GAAP.

         SECTION 5.7 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 5.7, since the date of the most recent balance sheet included in the IXC Financial Statements, there has not been:

                  (a) Any material adverse change in the financial condition, operations, business or prospects of IXC and its subsidiaries (an "IXC Material Adverse Effect"), including, but not limited to, any state or federal regulatory proceedings which could culminate in an order or other action which could have such an adverse change, excluding generally known industry trends and competitive conditions affecting the industry generally;

                  (b) Any material physical damage or destruction, whether or not covered by insurance, which has resulted in, or reasonably could be expected to result in, an IXC Material Adverse Effect;

                  (c) Any material labor dispute or threat thereof or any attempt to organize or reorganize the employees of IXC for the purpose of collective bargaining;

                  (d) Any direct or indirect redemption, purchase or other acquisition by IXC of any shares of IXC Common, or declaration of or payment or distribution of any kind of cash or other assets with respect to the IXC Common;

                  (e) Any communication, whether oral or written, to IXC from IXC's customers or suppliers or agencies regulating IXC notifying IXC of, nor does IXC, after making due inquiry, have any knowledge of, any potential development affecting IXC, which would reasonably lead it to expect an IXC Material Adverse Effect; or

                  (f) Any assignment, sale or transfer of any material patent, trademark, trade name, trade secret, copyright or other intangible asset.

         SECTION 5.8 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule
5.8 attached hereto and made a part hereof, as of September 30, 1997, neither IXC nor any of its subsidiaries that are included in the IXC Financial Statements had any material liabilities, absolute or contingent, which are not shown on the IXC Financial Statements.

         SECTION 5.9 RESERVED.

         SECTION 5.10 BENEFIT PLANS; ERISA.

                  (a) Schedule 5.10(a) contains a true and complete list of each written pension, profit sharing, other deferred compensation, bonus, incentive compensation, stock purchase, stock option, retirement, supplemental retirement, severance or termination pay, medical, hospitalization, life insurance, dental, disability, salary continuation, supplemental unemployment benefits plan, program, arrangement or contract maintained, contributed to, or required to be contributed to by IXC or any Related Party (hereinafter defined) for the benefit of any current or former employee, director or agent of IXC or any Related Party, whether or not any of the foregoing is funded and whether or not subject to the ERISA (collectively, the "IXC Benefit Plans"). IXC and its Related Parties do not have any express or implied commitment or contract to create any additional IXC Benefit Plan or modify any existing IXC Benefit Plan in a manner that would materially increase its costs, other than as may be required to comply with ERISA or the Code. IXC has delivered to Network, with respect to each applicable IXC Benefit Plan (i) true and complete copies of all material documents embodying each IXC Benefit Plan including, without limitation, the plan and trust or other funding arrangement relating thereto, summary plan descriptions, employee handbooks or personnel manuals, and all amendments and supplements thereto; (ii) the most recent annual report (Series 5500 and all schedules thereto), if any, required by ERISA; and (iii) the most recent determination letter received from the IRS, if any. For purposes of this Section 5.10, "Related Party" means any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Code, of IXC.

                  (b) Except as provided in Schedule 5.10(b) none of the IXC Benefit Plans is intended by IXC or any Related Party to meet, or is required to meet, the requirements of Section 401(a) of the Code and no IXC Benefit Plan is subject to Title IV of ERISA.

                  (c) IXC and any Related Party have performed the obligations required to be performed by them under, and are not in default under or in violation of, any and all of the IXC Benefit Plans in any material respect, and each IXC Benefit Plan has been operated in all material respects in accordance with the requirements of all applicable laws and regulations. Neither any IXC Benefit Plan or fiduciary nor IXC or any Related Party has taken any action, or failed to take any action, that could subject it or any other person to any material liability for any excise tax under Chapter 43 of the Code or for breach of fiduciary duty with respect to or in connection with a IXC Benefit Plan.

                  (d) At no time has IXC or any Related Party been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and IXC and its Related Parties have no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multi employer plan. IXC and its Related Parties do not participate in any "multiple employer plans," within the meaning of Code Section 413(c).

                  (e) No IXC Benefit Plan provides or is required to provide group health, medical, death or survivor benefits to any former or retired employee of IXC, a Related

         Party or beneficiary thereof, except to the extent (i) required under any state law or (ii) under Section 601 of ERISA.

                  (f) No IXC Benefit Plan or fiduciary has nor does IXC or any Related Party have any material liability to any participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of, or failure to pay, benefits or other amounts with respect to or in connection with any IXC Benefit Plan.

         SECTION 5.11 LITIGATION. Except as set forth in Schedule 5.11:

                  (a) There are no claims, suits, actions, or proceedings of any nature whatsoever in law or in equity, pending before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, or, to the best knowledge of IXC, threatened, nor are there, to the best knowledge of IXC, any investigations, whether or not purportedly on behalf of IXC, complaints or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting, IXC which could reasonably be expected to have an IXC Material Adverse Effect.

                  (b) IXC is not operating under or subject to, nor in default with respect to, any order, writ, injunction, garnishment, levy or decree of any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, which could have an IXC Material Adverse Effect. The issuance of shares of IXC Common in the Merger will not constitute a default thereunder.

                  (c) As of December 16, 1997, during the past five years, there had not been nor was there pending, any claim(s) against any person in his or her capacity as either a director or officer of IXC. IXC has no actual knowledge or information of any act, error or omission which would give rise to such a claim.

                  (d) There is no claim, legal action, suit, arbitration, governmental investigation or other legal or other administrative proceeding, including any bankruptcy proceeding, nor any order, decree or judgement in progress, pending, in effect, or, to the knowledge of IXC threatened, against or relating to IXC or Acquisition, which could reasonably be expected to materially negatively affect the transactions contemplated by this Agreement.

         SECTION 5.12 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.12, IXC has not received written notice of any violation by IXC of its tariffs or of laws, regulations and orders from any governmental entity having authority to enforce such tariffs, laws, regulations and orders, including, but not limited to, the Communications Act of 1934 as amended by (a) the Telecommunications Act of 1996 and (b) the Telephone Consumer Protection Act of 1991, which could reasonably be expected to have an IXC Material Adverse Effect.

         SECTION 5.13 TAX RETURNS. Except as set forth in Schedule 5.13, (a) all federal income tax returns, and other federal tax returns, declarations of estimated tax or estimated tax deposit forms of every nature required to be filed by IXC have been duly filed or will be duly filed as of Closing, and (b) all state, county and local tax returns and declarations of estimated tax or estimated tax deposit forms required to be filed by IXC have been duly filed (except where failure to file such returns, declarations or forms described in this clause (b) would not have an IXC Material Adverse Effect) and all of the returns, declarations and forms referred to in clauses (a) and (b) were or will be when filed true, correct and complete in all material respects and IXC has paid all taxes which have become due and owing or pursuant to any assessment received by it and has paid all installments of estimated tax due. Where such returns and reports have not been audited and approved or settled, there has not been any waiver or extension of any applicable statute of limitations, and IXC has not received any notice of deficiency or adjustment. Except as described on
Schedule 5.13, attached hereto and made a part hereof, the unaudited interim balance sheet of IXC as of September 30, 1997, contains liabilities which are and will be sufficient for the payment of all respective federal, state, county, city and local taxes and assessments, whether current or deferred. All taxes and other assessments and levies which IXC is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by IXC in its bank accounts for such payment, except where the failure to so withhold will not have an IXC Material Adverse Effect. All statements and reports required to be filed under any chapter of the Code by IXC have been duly filed.

         SECTION 5.14 ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of IXC, operations conducted on the real property of IXC at all times complied in all respects with Environmental Laws, except for non-compliance that would not have an IXC Material Adverse Effect. IXC has obtained all governmental authorizations and permits under Environmental Laws necessary for its operations. IXC is in material compliance with each term and condition of such authorizations and permits.

                  (b) The real property occupied by IXC in connection with its business and IXC's operations thereon are not to the best knowledge of IXC subject to (i) any federal, state, or local investigation, (ii) any judicial or administrative proceeding alleging a violation of or liability under any Environmental Law, or (iii) any outstanding written order or agreement with any governmental authority or private party relating to any Environmental Law.

         SECTION 5.15 RESERVED.

         SECTION 5.16 LABOR MATTERS. No group of employees of IXC is presently organized into a collective bargaining unit. No labor union has recently attempted, or to best knowledge of

IXC is presently attempting, to organize any of IXC's employees into a collective bargaining unit. No employees of IXC are on strike or threatening to strike.

         SECTION 5.17 RESERVED.

         SECTION 5.18 RESERVED.

         SECTION 5.19 CORRECT RECORDS. The financial records, ledgers, account books, minute books, stock certificate books, stock registers, and other corporate records of IXC are current, correct and complete in all material respects.

         SECTION 5.20 VOTE REQUIRED. No vote of the holders of any class or series of the capital stock of IXC is required to approve this Agreement, the Merger, and the other transactions contemplated hereby.

         SECTION 5.21 ACCOUNTING MATTERS. To IXC's best knowledge, neither IXC nor any of its Affiliates has taken or agreed to take any action that would prevent the accounting for the transactions contemplated by this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

         SECTION 5.22 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of IXC for inclusion in
(a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, at the dates mailed to shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the SEC filings of IXC which contain information to be incorporated by reference into the Registration Statements or the Proxy Statement contained, or shall contain, as of the date of each such SEC filing, any untrue statement of a material fact or omitted, or shall omit, as of the date of such SEC filing, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         SECTION 5.23 RESERVED.

         SECTION 5.24 DISCLAIMER. IXC shall not be deemed to have made to Network any representation or warranty other than as expressly made by IXC in this Article V. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by IXC in this Article V, IXC makes no representation or warranty to Network with respect to:

                  (a) Any projections, estimates, or budgets heretofore delivered to or made available to Network of future revenues, expenses, or expenditures or future results of operations; or

                  (b) Except as expressly covered by a representation or warranty contained in this Article V, any other information or documents (financial or otherwise) made available to Network or its counsel, accountants, or advisers with respect to IXC.

         SECTION 5.25 DUE DILIGENCE INVESTIGATION.

                  (a) IXC acknowledges that (i) it has had the opportunity to visit with Network and meet with its respective officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow, and operations of Network and (ii) all materials and information requested by IXC have been provided to IXC to IXC's reasonable satisfaction.

                  (b) IXC acknowledges that it has made its own independent examination, investigation, analysis, and evaluation of Network, including IXC's own estimate of the value of Network's business.

                  (c) IXC acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records, and contracts of Network) as IXC deems adequate, including that described above.

                                   ARTICLE VI

                                COVENANTS OF IXC

         IXC covenants and agrees that from the date hereof to and including the Effective Time:

         SECTION 6.1 MAINTENANCE OF BUSINESS. IXC shall continue to carry on its telecommunications business and maintain its and keep its books of account, records and files in substantially the same manner as heretofore.

         SECTION 6.2 NEGATIVE COVENANTS. Except for the permitted actions of IXC set forth on Schedule 6.2, without the prior written consent of Network, IXC shall not:

                  (a) From the date hereof through the Effective Time, issue, sell, purchase or redeem, or grant options to purchase or otherwise agree to issue, sell, purchase or redeem any shares of its capital stock or other securities of IXC except for fair value as determined as of the date of grant or agreement in the good faith judgment of the IXC Board of Directors;

                  (b) RESERVED;

                  (c) Willfully take any action that would or might reasonably be expected to result in any representation or warranty set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article VII hereof not being satisfied;

                  (d) Have made or become obligated to make any cash dividend payment or other cash distribution to the holders of IXC Common;

                  (e) Willfully take any action which would, or would be reasonably likely to, prevent accounting for the transactions contemplated by this Agreement as a pooling-of-interests in accordance with GAAP and applicable SEC regulations; or

                  (f) Willfully take any action which would, or would be reasonably likely to, adversely affect the ability of the Merger to qualify for tax-free treatment under the Code, both to the parties hereto and their respective shareholders (except for any cash received in lieu of fractional shares).

         SECTION 6.3 RESERVED.

         SECTION 6.4 RESERVED.

         SECTION 6.5 CORPORATE ACTION. Subject to the provisions of this Agreement, IXC shall take, and shall cause IXC Long Distance and Acquisition to take, all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement; provided, however, that nothing in this Article VI or anywhere else in this Agreement shall require IXC to carry out such transactions if a Final Order (as that term is defined in Section 8.3 of this Agreement) of a Commission contains a term, condition or provision which, in IXC's sole determination, is unduly burdensome.

         SECTION 6.6 THIRD PARTY CONSENTS.

                  (a) IXC will obtain or cause to be obtained the consent of any third party whose consent is required in order that IXC can enter into and consummate the transactions contemplated by this Agreement (assuming that Network is able to consummate such transaction) without material violation of any representation, warranty or covenant made by it in this Agreement; provided, however, that if in the reasonable business judgment of Network and IXC, it would be impracticable to obtain regulatory approval of the Merger in a jurisdiction, the failure to obtain such approval will not be a breach of this covenant.

                  (b) IXC will use its reasonable efforts to cooperate with Network to obtain or cause to be obtained the consent of any third party whose consent is required in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by Network in this Agreement.

         SECTION 6.7 SECURITIES LAWS. IXC will use its best efforts to take all action necessary to permit the transactions contemplated herein to be consummated in compliance with all applicable federal and state securities laws and regulations.

         SECTION 6.8 COMMUNICATIONS LAWS.

                  (a) IXC will take all action reasonable necessary to permit IXC to consummate the transactions contemplated herein in compliance with all applicable federal, state and local telecommunications laws governing or applicable to IXC and its business (assuming that Network is able to consummate such transaction).

                  (b) IXC will use its reasonable efforts to cooperate with Network to permit the transactions contemplated herein to be consummated in compliance with all applicable federal, state and local telecommunications laws governing or applicable to Network and its business.

         SECTION 6.9 NOTICE OF PROCEEDINGS. IXC will, upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission or its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated, promptly notify Network in writing of such order, decree, complaint, or notice.

         SECTION 6.10 CONFIDENTIALITY. IXC shall maintain all information gained from Network in connection with its evaluation of the transactions contemplated by this Agreement that is confidential and proprietary to Network (the "Network Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Network Confidential Information, or any part thereof, to any third party, except (a) for the exclusive purpose of evaluating the Merger, (b) as required by law or an order of any court having competent jurisdiction; provided, however, that before disclosing any Network Confidential Information under this exception, IXC shall give Network sufficient notice to allow it to seek an appropriate protective order, and (c) as is necessary or required for IXC to satisfy its disclosure obligations under applicable federal and state securities laws. IXC shall use its reasonable best efforts to ensure that any person or entity to whom it discloses Network Confidential Information shall keep such information confidential. The Network Confidential Information shall be used only for the purposes of evaluating the transactions contemplated hereby and in the event the Closing does not occur for any reason, IXC shall, immediately upon Network's request, return all copies and recordings of the Network Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for IXC. IXC's obligations under this Section
6.10 shall survive the Closing for a period of three years.

         SECTION 6.11 RESERVED.

         SECTION 6.12 RESERVED.

         SECTION 6.13 ADVERSE EVENTS. Promptly after the occurrence, or failure to occur, of any event, the occurrence or failure of which (a) would result in an IXC Material Adverse Effect or could reasonably be expected to result in an IXC Material Adverse Effect or materially adversely affect the ability of IXC to perform any of its obligations under this Agreement, (b) if known as of the date of this Agreement, would have been required to be disclosed to Network, or (c) causes any representation or warranty of IXC contained in this Agreement or any Schedule hereto to be untrue or inaccurate in any material respect at any time from the date of this Agreement to and including the Closing Date, IXC shall provide to Network all relevant information related thereto.

         SECTION 6.14 RESERVED.

         SECTION 6.15 ISSUANCE OF SHARES. Upon issuance of shares of the IXC Common in the Merger as Merger Consideration, the IXC Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any lien, security interest or other encumbrance of any kind and free of any claim, except for the rights of IXC pursuant to this Agreement.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 APPLICATIONS TO COMMISSIONS. As soon as practicable after execution of this Agreement, Network and IXC shall join in applications to the Commissions requesting the approvals and authorizations of each such Commission of the transactions contemplated by this Agreement. Each party shall pay its own fees of the Commissions charged in connection with or incidental to the filing and processing of the aforesaid applications, as well as all other fees and expenses incurred in connection therewith. Each of the parties to this Agreement agrees that if IXC, using its reasonable judgment, determines that an application to any other state or federal agency for its approval or authorization of the transactions contemplated herein is required, then IXC shall file such application and Network shall join in such application with IXC and otherwise act in accordance with the provisions of this Section 7.1 with respect to any such application.

         SECTION 7.2 JOINT PROXY STATEMENT AND REGISTRATION STATEMENT

                  (a) IXC and Network will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement

         (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of IXC Common issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where the IXC or the Surviving Corporation, as the case may be, will not otherwise be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of IXC Common issuable in the Merger to be approved for listing on the Nasdaq National Market ("NMS") upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

                  (b) IXC shall use its best efforts to cause to be delivered to Network letters of Ernst & Young LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Network, in form and substance reasonably satisfactory to Network and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (c) Network shall use its best efforts to cause to be delivered to IXC letters of Arthur Andersen & Co., dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to IXC, in form and substance reasonably satisfactory to IXC and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (d) The Network Board of Directors shall recommend that the Shareholders vote to adopt and approve the Merger on the terms and subject to the conditions of this Agreement, and the Joint Proxy/Registration Statement shall contain such recommendation.

         SECTION 7.3 HSR FILINGS. IXC and Network each shall file or cause to be filed with the FTC and the DOJ any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies, provided, however, that nothing in this Agreement shall obligate any party (or any Affiliate) to sell or otherwise dispose of or hold separate any substantial business asset or product line in order to obtain any required governmental approval.

         SECTION 7.4 EXPENSES. Except as otherwise provided herein, irrespective of whether the transactions contemplated by this Agreement are consummated, all costs and expenses incurred by Network shall be paid by Network and all costs and expenses incurred by IXC and Acquisition shall be paid by IXC.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.1 IXC , IXC LONG DISTANCE AND ACQUISITION CONDITIONS TO CLOSING. The obligations of IXC, IXC Long Distance and Acquisition hereunder are subject to the satisfaction or waiver of each of the following conditions at or before Closing:

                  (a) All representations and warranties of Network in this Agreement and any certificate or Schedule to be delivered pursuant hereto, which Schedule shall not be amended by Network without IXC's prior written consent, shall be true and accurate in all material respects on the date hereof and on and as of the Closing, and Network shall have delivered to IXC a certificate to such effect dated as of the Closing Date;

                  (b) There shall be no Network Material Adverse Effect from the date hereof through the Closing Date and the average monthly revenues of Network, as determined in accordance with Schedule 8.1(b), shall be at least $8,400,000;

                  (c) Network shall perform and comply in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to the Closing Date;

                  (d) Network shall have delivered to IXC and Acquisition all of the documents required to be delivered by them pursuant to this Agreement.

                  (e) IXC and IXC's counsel shall have approved the form and substance of the documents delivered by Network pursuant to this Agreement, which approval shall not be unreasonably withheld or delayed;

                  (f) There shall be no claims, actions or suits pending or threatened against Network or a Subsidiary that would restrict or prohibit Network from consummating the transactions contemplated herein;

                  (g) The Network Shareholder Approval shall have been obtained;

                  (h) Prior to the Closing, there shall not have occurred any damage, destruction or loss in respect of Network or its assets exceeding $500,000 not covered by insurance;

                  (i) Network shall have delivered to IXC a Certificate of Good Standing (or its equivalent) of Network and each of the Subsidiaries issued by the Secretary of State of their States of incorporation as of a date no more than 20 days prior to the Closing Date;

                  (j) Network shall have furnished to IXC a Certificate of the Secretary of Network, certified as of the Closing Date, as to the incumbency and signatures of the officers of Network executing this Agreement and any Transaction Documents to which Network is a party;

                  (k) Neither Network nor any of the Subsidiaries shall have suffered or incurred the loss, termination, suspension or adverse modification to, or been threatened with any such loss, termination, suspension or adverse modification to, any certificate, license or permit necessary or required for Network or such Subsidiary to continue, both before and after the Effective Time, to operate and conduct its business in the manner, and in the geographic areas, currently conducted by it as of the date of this Agreement, except such as would not have Network Material Adverse Effect;

                  (l) All Commission approvals and material regulatory approvals, including all licenses, permits, authorizations, consents and other approvals of and filings with any governmental or regulatory agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or made by or on behalf of the parties; and

                  (m) All material consents of other third-parties required to have been obtained in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained by or on behalf of Network.

         SECTION 8.2 NETWORK CONDITIONS TO CLOSING. The obligations of Network hereunder are subject to the satisfaction or waiver of each of the following conditions at or before Closing:

                  (a) All representations and warranties of IXC and Acquisition in this Agreement and any certificate or Schedule to be delivered pursuant hereto, which Schedule shall not be amended by IXC without Network's prior written consent, shall be true and accurate in all material respects on the date hereof and on and as of the Closing, and IXC and Acquisition shall have delivered to the Network a certificate to such effect dated as of the Closing Date;

                  (b) There shall be no IXC Material Adverse Effect from the date hereof through the Closing Date;

                  (c) IXC and Acquisition shall perform and comply in all material respects with all of their obligations under this Agreement which are to be performed or complied with by IXC or Acquisition prior to or on the Closing Date;

                  (d) IXC and Acquisition shall have delivered to Network all of the documents required to be delivered by them by this Agreement;

                  (e) Network and Network's counsel shall have approved the form and substance of the documents delivered by IXC and Acquisition pursuant to this Agreement, which approval shall not be unreasonably withheld or delayed;

                  (f) There shall be no claims, actions or suits pending or threatened against IXC, IXC Long Distance or Acquisition that would restrict or prohibit IXC, IXC Long Distance or Acquisition from consummating the transactions contemplated herein;

                  (g) The Network Shareholder Approval shall have been obtained;

                  (h) IXC shall have delivered to Network Certificates of Good standing (or their equivalent) issued by the Delaware Secretary of State for IXC, IXC Long Distance and Acquisition, as of a date not more than 20 days prior to Closing Date; and

                  (i) IXC shall have furnished to Network a Certificate of the Secretary of IXC, IXC Long Distance and Acquisition certified as of the Closing Date, as to the incumbency and signatures of the officers of IXC, IXC Long Distance and Acquisition executing Agreement and any Transaction Document to which they are a party.

         SECTION 8.3 MUTUAL CONDITIONS TO OBLIGATIONS OF NETWORK AND IXC. The obligations of Network and IXC hereunder are subject to:

                  (a) The receipt of Final Orders (as defined below) of the Commissions approving and authorizing the transactions contemplated herein which Final Orders are not to be unduly burdensome. For the purposes of this Agreement, a "Final Order" shall mean an order of any Commission which is not subject to rehearing by such Commission or to judicial review.

                  (b) The Registration Statement, at or before the Closing Date, having become effective in accordance with the Securities Act and the nonexistence of a stop order suspending such effectiveness at such time.

                  (c) The receipt by each of a letter from its independent public accountants, dated as of the Closing Date, in form and substance reasonably satisfactory, in each case, to Network and IXC, stating that the transactions to be effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

                  (d) The shares of IXC Common issuable pursuant to the MERGER having been approved for listing on the NMS upon official notice of issuance.

                  (e) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 SURVIVAL. The several representations and warranties of the parties contained in or made pursuant to this Agreement and the several covenants and agreements of the parties contained in this Agreement shall expire on the Closing Date and, except for the provisions of Sections 4.10, 6.10, 7.4, 9.2, 9.3, 9.4, 9.7, 9.8, 9.9, 9.10, 9.12, and 9.16, inclusive, of this
Agreement, the several covenants and agreements of the parties contained in this Agreement shall expire on the termination or abandonment of this Agreement.

         SECTION 9.2 TERMINATION OF AGREEMENT; TERMINATION FEE.

                  (a) The transactions contemplated hereby may be abandoned, and this Agreement terminated, upon notice, at any time after the date of this Agreement, but not later than the Closing, by:

                           (i) The mutual consent of the Boards of Directors of Network and IXC;

                           (ii) IXC , if Network is in willful breach of any of
                  its representations, warranties, covenants or agreements under this Agreement in any material respect and such breach has not been cured within 20 business days of IXC's notice to Network of such breach;

                           (iii) Network, if IXC, IXC Long Distance or
                  Acquisition is in willful breach of any of its representations, warranties, covenants or agreements under this Agreement in any material respect and such breach has not been cured within 20 business days of Network's notice to IXC of such breach;

                           (iv) Either Network or IXC, if the consummation of
                  the Merger contemplated herein has been enjoined and such injunction is not subject to appeal or if a Final Order which contains an unduly burdensome term, condition or provision is issued and no appeal is taken by either party therefrom;

                           (v) Either Network or IXC, by written notice to the
                  other, if the Network Shareholders Approval shall not have been obtained at the Network Meeting, including any adjournments thereof;

                           (vi) The Board of Directors of Network or IXC if the
                  Merger contemplated herein shall not have become effective on or before December 31, 1998; provided, however, that the right to terminate this Agreement under this Section 9.2(a)(vi) should not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided further, if any condition to this Agreement shall fail to be satisfied by reason or the existence of an injunction or order of any court or governmental or regulatory body, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of sixty (60) days, to permit the parties to have such injunction vacated or order reversed;

                           (vii) RESERVED; or

                           (viii) Network if it received a bona fide, fully
                  funded offer to acquire all of its outstanding common stock or all or substantially all of its assets, which, after taking into account the payment to be made to IXC under subsection
                  (b) below, would in the opinion of the Network Board of Directors result in a value (at the time of the closing of such acquisition) to the Shareholders greater than $142,000,000.

                  (b) Upon termination of this Agreement by Network pursuant to subsection (viii) of Section 9.2(a), Network agrees to pay IXC a fee in immediately available funds equal to $7,500,000.

                  (c) Each of the parties acknowledge that the agreement contained in this Section 9.2 is an integral part of the transactions contemplated by this Agreement and that without such agreement, neither party would enter into this Agreement; accordingly, if either party fails to pay promptly the amount due pursuant to this Section 9.2, such party shall also pay the other party's costs and expenses (including reasonable attorney's fees) incurred in connection with collecting such amount, together with interest on the amounts payable at the rate of 10% percent per annum.

         SECTION 9.3 EFFECT OF TERMINATION OR ABANDONMENT. If for any reason the transactions contemplated hereby are terminated or abandoned pursuant to Section
9.2 hereof, all written schedules and other information and all copies of material from the books and records of any party heretofore furnished to any other party shall be returned promptly to the party furnishing the same and, in such event, the provisions of this Agreement relating to confidential information shall survive the termination of this Agreement and the abandonment of the reorganization.

         SECTION 9.4 LIABILITIES. In the event this Agreement is terminated and the contemplated transactions are abandoned pursuant to Section 9.2 hereof, no party hereto shall have any duty or liability to the other either for costs, expenses, loss of anticipated profits or otherwise, except with respect to any liability or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement, and except for any termination fee payable under Section 9.2.

         SECTION 9.5 ASSIGNMENT. This Agreement shall not be assigned any party without the other parties' prior written consent; provided, however, this Agreement may be assigned by operation of law without consent of the other parties in the event of a Merger, consolidation other change of control of a party. Notwithstanding the foregoing, this Agreement and any Transaction Document may be assigned without prior written notice or consent to any Affiliate of IXC or entity which merges with or into IXC or acquires substantially all the assets of IXC, so long as the consideration to be received by the Shareholders shall not be different from that contemplated hereunder.

         SECTION 9.6 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Closing, Network and IXC will and will cause their respective directors and officers to execute all such instruments and take all such actions as IXC or Network, being advised by counsel, shall reasonably request in connection with the carrying out and effectuating of the intent and purpose hereof and all transactions and things contemplated by this Agreement including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

         SECTION 9.7 NOTICES. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by nationally recognized overnight courier or by telecopier, and shall be deemed to have been given or made when personally delivered, one business day after delivered to a nationally recognized overnight courier, postage prepaid and receipt requested, or one business day after transmission by telecopier, receipt confirmed, addressed as follows:

                  (a)      If to IXC, IXC Long Distance or Acquisition, to:

                           IXC Communications, Inc.
                           1122 Capital of Texas Highway South
                           Austin, Texas 78746
                           Fax: (512) 328-1834
                           Attention:  Jeffrey C. Smith, Esq.

                           with a copy to:

                           Riordan & McKinzie
                           695 Town Center Drive, Suite 1500
                           Costa Mesa, California 92626
                           Fax: (714) 549-3244
                           Attention:  Michael P. Whalen, Esq.

         or to such other address as IXC, IXC Long Distance or Acquisition, may from time to time designate by notice to Network; and

                  (b)      If to Network, to:

                           Network Long Distance, Inc.
                           7000 Squibb, Suite 310
                           Mission, Kansas 66202
                           Fax: (913) 262-2730
                           Attention: Timothy A. Barton

                           with a copy to:

                           Blackwell Sanders Matheny Weary Lombardi LLP
                           2300 Main, Suite 1100
                           Kansas City, Missouri 64108
                           Fax:  (816) 983-8080
                           Attention:  James M. Ash, Esq.

         or to such other address as Network may from time to time designate by notice to IXC.

         SECTION 9.8 ENTIRE AGREEMENT. This Agreement, together with all of the Transaction Documents, constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.

         SECTION 9.9 RULES OF CONSTRUCTION. This Agreement shall be construed as follows:

                  (a) Except as otherwise defined in this Agreement, words shall be given their commonly understood meaning in agreements of this nature, except that accounting terms shall be given the meaning ascribed thereto by generally accepted accounting principles and interpretations;

                  (b) This Agreement has been negotiated on behalf of the parties hereto with the advice of counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision shall be applied in construction of this Agreement;

                  (c) The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement;

                  (d) Throughout this Agreement, the masculine, feminine or neuter genders shall be deemed to include the masculine, feminine and neuter, and the singular and plural, and vice versa; and

                  (e) All of the exhibits and schedules attached hereto are incorporated herein and made a part of this Agreement by reference thereto.

         SECTION 9.10 LAW GOVERNING. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, but not including the choice of law rules thereof.

         SECTION 9.11 WAIVER OF PROVISIONS. The terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. Such waiver shall be authorized solely by the majority vote of the Board of Directors or, to the extent permitted by applicable law, the Executive Committee of the party waiving compliance or by officers authorized by such Board or Committee. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement. The representations and warranties of Network and IXC contained in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith prior to or at the Closing shall not be deemed waived or otherwise amended or modified by any investigation made by any party hereto.

         SECTION 9.12 SUCCESSORS. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of IXC and Network. For the purpose of this Agreement, the term "successors" shall include but not be limited to heirs, legatees, and devisees.

         SECTION 9.13 COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart.

         SECTION 9.14 PUBLIC STATEMENTS OR RELEASES. Network and IXC each agree not to make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the terms, conditions and status of, the transactions provided for in this Agreement, without first attempting to the extent reasonably possible (and in all cases with regard to written matters) to clear such announcement, statement, acknowledgment or revelation with the other. Each agrees that it will not unreasonably withhold any such consent or clearance from the other.

         SECTION 9.15 SEVERABILITY. In the event that any provision in this Agreement be held invalid or unenforceable, by a court of competent jurisdiction, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such provision goes to the essence of this Agreement in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

         SECTION 9.16 NO THIRD PARTY BENEFICIARIES. This Agreement and the obligations of parties hereunder shall operate exclusively for the benefit of the parties executing this Agreement and their permitted successors and assigns and not for the benefit of any other person or entity, including, without limitation, any other shareholder, creditor, employee or former employee of either Network or IXC and no such person or entity shall have any rights or remedies hereunder.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

                                                  IXC:

                                                  IXC COMMUNICATIONS, INC.


                                                  By:    /s/ JEFFREY C. SMITH
                                                  ------------------------------
                                                  Name:  Jeffrey C. Smith
                                                  Title: Senior Vice President


                                                  IXC LONG DISTANCE:

                                                  IXC LONG DISTANCE, INC.


                                                  By:    /s/ JEFFREY C. SMITH
                                                  ------------------------------
                                                  Name:  Jeffrey C. Smith
                                                  Title: Senior Vice President


                                                  ACQUISITION:

                                                  PISCES ACQUISITION CORP.


                                                  By:    /s/ JEFFREY C. SMITH
                                                  ------------------------------
                                                  Name:  Jeffrey C. Smith
                                                  Title: Senior Vice President


                                                  NETWORK:

                                                  NETWORK LONG DISTANCE, INC.


                                                  By:    /s/ TIM A. BARTON
                                                  ------------------------------
                                                  Name:  Tim A. Barton
                                                  Title: President

                         LIST OF EXHIBITS AND SCHEDULES


EXHIBITS

3.1               Network Certificate of Incorporation and Bylaws
5.1               IXC and Acquisition Certificates of Incorporation and Bylaws

SCHEDULES

Network Schedules:

3.2               Network Subsidiaries, Other Interests
3.4               Options, Warrants, Etc.
3.6               Consents and Approvals
3.8               Material Adverse Changes
3.9               Undisclosed Liabilities
3.11(a)           Employment Contracts
3.11(b)           Employee Salary and Benefit Information
3.11(c)           Employee Severance Information
3.11(d)           Benefit Plans
3.11(e)           Title IV Plans
3.11(g)           Multi-Employer Plans
3.11(j)           Non-Terminable Benefit Plans
3.12              Litigation
3.13              Exceptions to Compliance with Laws, Tariffs
3.14              Tax Filings and Audits
3.15              Bank Accounts
3.16              Other Contracts, Agreements, Leases, Etc.
3.17              Owned Real Property and Liens and Encumbrances
3.21              Conflicts of Interest
3.22              Insurance
4.1               Network Expenses Outside Ordinary Course
4.2               Permitted Actions
8.1(b)            Revenue Test

IXC Schedules:

5.3               Options, Warrants, Etc.
5.5               Consents and Approvals
5.7               Material Adverse Changes
5.8               Undisclosed Liabilities
5.10(a)           Benefit Plans
5.10(b)           Non-Terminable Benefit Plans
5.11              Litigation
5.12              Exceptions to Compliance with Laws, Tariffs
5.13              Tax Filings and Audits
6.2               Permitted Actions